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                                                                    EXHIBIT 10.1

                  1992 INCENTIVE STOCK OPTION PLAN, AS AMENDED































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        1992 INCENTIVE STOCK OPTION PLAN OF THE COLONIAL BANCGROUP, INC.
                           AS AMENDED ON JULY 15, 1998

     1. Purpose. The purpose of this Incentive Stock Option Plan (hereinafter called the "Plan") is to promote the interests of THE COLONIAL BANCGROUP, INC. (hereinafter called the "Company"), by affording an incentive to certain officers and key management employees to remain in the employ of the Company, to use their best efforts in its behalf, and further to aid the Company in attracting, maintaining, and developing capable management personnel of a caliber required to insure the Company's continued success, by means of any offer to such persons of an opportunity to acquire or increase they proprietary interest in the Company through the granting of options to purchase the Company's stock pursuant to the terms of the Plan.

     2.  Shares Subject to Plan.

              (a) The shares to be delivered upon exercise of options granted under the Plan (hereinafter called "Options" or "Option") shall be available, at the discretion of the Board of Directors, from the authorized and unissued shares of the Company's $2.50 par value Common Stock, or from the shares acquired by the Company, including shares purchased in the open market.

              (b) Subject to adjustments made pursuant to the provisions of
Section 11 hereof, the aggregate number of shares which may be issued upon exercise of all Options shall not exceed 2,100,000 shares of the Common Stock of the Company.

              (c) In the event that any Option shall expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) be added to the shares otherwise available for Options which may be granted in accordance with the terms of the Plan; or shall be available for any lawful corporate purpose.

              (d) More than one option may be granted to any employee pursuant to the Plan. To the extent required for incentive stock option treatment under
Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate fair market value (determined as of the time an option is granted) of stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year under the Plan or any other plan of the Company shall not exceed $100,000; provided, however, that the Committee (as defined in Section 4) may provide, at or after the grant of any Option, that to the extent that the exercisability of the Option in accordance with its terms (without regard to any limitation reflecting this Section 2(d)) would exceed the limitations of Section 422(d), then such Option may be exercised as a non-qualified stock option and not an incentive stock options.

     3.  Option Agreements.

              (a) Each Option shall be evidenced by an option agreement, which shall be signed by an officer of the Company and by the employee and which shall contain such provisions as may be approved by the Committee (as defined in Section 4).

              (b) The option agreements shall constitute binding contracts between the Company and the employee, and every employee, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement.

              (c) The terms of the option agreement shall be in accordance with the Plan, but may include additional provisions and restrictions, provided that the same are not inconsistent with the terms and provisions of the Plan.



              (d) Each Option shall be effective upon the decision of the Committee to grant the Option, which shall be deemed the date of grant of the Option; provided, however, that the Committee may specify that an Option shall be issued and its effective date determined at some later date, which shall be the date of grant of the Option.

              (e) No Option shall be granted after ten (10) years from the date the Plan is adopted by the






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Company's Board of Directors, or the date the Plan is approved by the Company's shareholders, whichever is earlier.

     4. Administration. A subcommittee of the Personnel and Compensation Committee of the Company or such other committee as the Board of Directors may designate (hereinafter called the "Committee") which shall consist solely of "disinterested persons" (which term shall have the same meaning as used in SEC Rule 16b-3(c)(2)(i)), shall administer the Plan, which Committee shall consist of not less than three nor more than five members of the Board, to serve at the pleasure of the Board. If it is proposed that any member of the Committee shall be granted Options, such member shall not be present during the discussion at any meeting of the Committee at which the granting of an Option to such member is considered. Vacancies on the Committee shall be filled by members appointed by the Board of Directors.

     A majority of the committee shall constitute a quorum, and acts of a majority of the disinterested members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the disinterested members of the Committee, shall be deemed the acts of the Committee.

     The Committee shall select one of its members as its Chairman. The Committee shall appoint a secretary who need not be a member of the Committee and who shall maintain a record of its actions, decisions, and proceedings.

     The Committee shall have full power and authority to construe, interpret, and administer the Plan and may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interest of the Company. Subject to the terms, provisions, and conditions of the Plan, the Committee, in the light and on the consideration of recommendations of the Company's Directors, President, and other officers, if the Committee shall deem the same appropriate, shall (i) select the key employees to whom Options will be granted; (ii) determine the number of shares subject to each Option;
(iii) determine the time or times when Options will be granted; (iv) determine the price of the shares subject to each Option; (v) determine the time when each Option may be exercised; (vi) fix such other provisions of the option agreement as the Committee may deem necessary or desirable consistent with the terms of the Plan; and (vii) determine all other questions relating to the administration of the Plan. The interpretation of any provisions of the Plan by the Committee shall be final, conclusive, and binding upon all persons, and the Board of the Directors shall place into effect the determinations of the Committee.

     5. Eligibility. Key employees of the Company and any of its subsidiaries, including officers and directors who are salaried employees, shall be eligible to receive Options; provided, however, that no person shall be eligible to receive Options who immediately after such Option is granted hereunder owns (within the meaning of Section 422(b)(6) of the Code) capital stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, ad defined in Section 424(f) of the Code, unless the Options are priced in an amount which equals at least 100% of the fair market value of the stock (determined at the time of the grant) and the Options are required to be exercised within five (5) years from the date of the grant. The fact that an employee has been granted an Option shall not in anyway affect or qualify the right of the employer to terminate his employment at any time. Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan for any proper and lawful corporate purpose, including but not limited to, options granted to key employees. Key employees will be those selected by the Committee from time to time who, in the sole discretion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company or any of its subsidiaries.

     6. Option Price. Except as provided in Section 5 hereof relating to an employee who owns capital stock possessing more than 10% of the total combined voting power of all classes of stock, the price at which shares of stock may be purchased under an Option shall be determined by the Committee but shall not be less than 100% of the fair market value (within the meaning of Section 422(c)(7) of the Code) of such shares on the date that the Option is granted, such fair market value to be determined by, and in accordance with procedures to be established by the Committee. The option price will be subject to adjustments in accordance with the provisions of Section 11 hereof.

     7.  Exercise of Options.

              (a) Subject to the provisions of the Plan with respect to termination of employment under Section 9 hereof, the period during which each Option may be exercised shall be fixed by the Committee at the time such Option is granted, but such period shall expire not later than ten years from the date the Option is granted. Subject



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to the terms and conditions of the option agreement, an Option may be exercised, at any time or from time to time, as to any part of or all of the shares which shall be covered thereby; provided, however, that an Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the Option, if less than 100 shares).

              (b) No shares shall be delivered pursuant to any exercise of an Option until the requirements of such laws and regulations as may be deemed by the Committee to be applicable to them are satisfied and until payment in full in cash of the option price for then is received by the Company. No employee to whom an Option shall have been granted or the legal representative, legatee, or distributee of such an employee, shall be deemed to be a holder of any shares subject to any Option unless and until the certificate or certificates for them have been issued.

              (c) Except as provided in Section 9 and 10 hereof, at all times during the period beginning on the date of the granting of the Option and ending on the date of the exercise of the option, the individual must have been an employee of the Company or any of its subsidiaries or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies.

     8. Transferability of Options.An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only by such employee.

     9. Termination of Employment. In the event that the employment of an employee to whom an Option shall have been granted shall be terminated for any reason other than death, such Option may be exercised at any time prior to the expiration date of the Option or within three (3) months after the date of such termination (twelve (12) months in the case of an employee who is disabled within the meaning of Section 22(e)(3) of the Code), whichever is earlier, but only to the extent such employee had the right to exercise such Option at the date of such termination; provided, however, that if the employment is terminated as a result or deliberate, willful, or gross misconduct as determined by the Board of Directors or the Committee, all rights under the Option shall terminate and expire upon such termination.

     10. Death of Employee. If an employee to whom an Option shall have been granted shall die while he is employed by the Company or any of its subsidiaries, or within three (3) months after the termination of his employment, such Option may be exercised (to the extent that the employee shall have been entitled to do so at the date of his death) by the person or persons to which such deceased employee's rights passed by will or by the laws of descent and distribution at any time prior to the expiration date of the Option or within one (1) year after the date of the appointment of a personal representative for such deceased employee's estate, whichever is earlier.

     11. Adjustments Upon Changes in Capitalization. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of stock subject to the Plan and the number of shares under Option shall be adjusted consistent with such capital adjustment. The price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option. The granting of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

     12. Termination and Amendment of Plan. The Plan may at any time or from time to time be terminated, modified, or amended by the shareholders of the Company, by the affirmative vote of a majority of the common shares, in addition to the affirmative vote of a majority in interest of all the shares of the Company. The Board of Directors may at any time and from time to time modify or amend the Plan in such respects as it shall deem advisable in order that the Options shall be "Incentive Stock Options" as defined in Section 422 of the Code or to conform to any change in the law, or in any other respect which shall not change (a) the maximum number of shares for which Options may be granted under the Plan; or (b) the minimum purchase price for the shares subject to Options, except as provided in Section 11; or (c) the periods during which Options may be granted or exercised; or (d) the provisions relating to the determination of employees to whom Options shall be granted; or (e) the provisions relating to the annual dollar limitation upon Options granted to any employee; or (f) the provisions relating to the transferability of the Options; or (g) the provisions relating to the employment status of an employee to whom an Option shall have been granted. The termination or any modification or amendment of the Plan shall not, without


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the consent of an employee, affect such employee's rights under an Option theretofore granted to such employee.

     13. Effective Date, Term, and Approval. The Plan was adopted by the Board of Directors on January 15, 1992, and approved by the Shareholders on April 15, 1992, amended on January 21, 1998 (such amendment was approved by the shareholders on April 15, 1998), and later amended on July 15, 1998. The effective date of the Plan is April 15, 1992. The Plan will terminate on January 15, 2002, and no Options may be granted under the Plan after that date, unless an earlier termination date, after which no Options may be granted under the Plan, is fixed by action of the Board of Directors of the Company, but any Option granted prior thereto may be exercised in accordance with its terms. The Plan and all Options granted pursuant to it are subject to all laws, approvals, requirements, and regulations of any governmental authority which may be applicable thereto and notwithstanding any provisions of the Plan or option agreement, the holder of an Option shall not be entitled to exercise his Option nor shall the Company be obligated to issue any shares to the holder if such exercise or issuance shall constitute a violation by the holder or the Company of any provisions of any such approval requirement, law, or regulation.

     14. Proceeds from Sale of Stock. Proceeds from the purchase of shares pursuant to the Plan shall be for the general business purpose of the Company.

     15.  Change in Control.

              (a) If, at any time after a Change in Control of the Company (i) an employee is involuntarily terminated other than for deliberate, willful, or gross misconduct, or (ii) the employee terminates his or her employment subsequent to a reduction in the employee's salary, or a transfer by the Company of the employee to a location more than fifty (50) miles from the prior location of employment, then notwithstanding any Option Agreement vesting schedule, such employee's Options shall become immediately vested, and notwithstanding Section 2(d) hereof (regarding the $100,000 per year first exercisable rule) such Options may be immediately exercisable in full upon his or her termination. To the extent the provisions of this paragraph shall cause any Option to fail to qualify as incentive stock options under the Code, such Options shall be exercisable as non-qualified stock options.


              (b) A "Change in Control" of the Company shall mean (i) the occurrence of a transaction with respect to which either a notice or application must be filed with the Federal Reserve Board under the provisions of 12 C.F.R. ss.225.41, Code of Federal Regulations, or any successor thereto (concerning the acquisition of control of a bank or bank holding company), or approval must be obtained under 12 C.F.R. ss.225.11, Code of Federal Regulations, or any successor thereto (concerning acquisition by a bank holding company of a bank or bank holding company), and as a result of which, more than 50% of the outstanding shares of the Company, or any successor thereof, are owned or controlled by any person or entity, or group acting in concert, which, prior to such transaction, owned or controlled less than 50% of the shares of the Company; (ii) individuals who were directors of the Company immediately prior to a Control Transaction (as defined below) shall cease within one year of such Control Transaction to constitute a majority of the Board of Directors of the Company; or (iii) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation or survives as a subsidiary of another corporation, or the Company sells or otherwise disposes of substantially all its assets. "Control Transaction" shall be (i) any tender offer for or acquisition of shares of the Company; (ii) any merger, consolidation, or sale of substantially all the assets of the Company; (iii) any contested election of directors of the Company; or (iv) any combination of the foregoing which results in a change in voting power sufficient to elect a majority of the Board of Directors of the Company.

     This 1992 Incentive Stock Option Plan of The Colonial BancGroup, Inc., as amended, has been executed by the undersigned duly authorized officer of The Colonial BancGroup, Inc. on this 15th day of July, 1998.




                           /s/ Robert E. Lowder
                           -----------------------------------
                           Robert E. Lowder, Chairman and CEO



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